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                               SCHEDULE 14C INFORMATION

                   INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant            [X]

Filed by a Party other than the Registrant        [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [ ]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
[ ]  Definitive Proxy Statement              RULE 14A-6 (E) (2))

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S)240.14a-11 (c) or (S)240.14a-12

                             LEADING EDGE PACKAGING, INC.
                 ___________________________________________________
                   (Name of Registrant as Specified In Its Charter)

       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     ______________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

     ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ______________________________________________________________________


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     (4)  Proposed maximum aggregate value of transaction:

     _______________________________________________________________________


     (5)  Total fee paid:

     ________________________________________________________________________


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ________________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

     ________________________________________________________________________

     (3)  Filing Party:

     ________________________________________________________________________

     (4)  Date Filed:

Notes:


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                                               PRELIMINARY INFORMATION STATEMENT

                                       [Logo]
                                  350 Fifth Avenue
                                     Suite 3922
                              New York, New York 10118

                         PRELIMINARY INFORMATION STATEMENT

     This information statement is being mailed to the stockholders of Leading Edge Packaging, Inc. (the "Company") commencing on or about March 16, 1998, to all stockholders of record on February 27, 1998, in connection with the prior approval on March 6, 1998, by the board of directors of the Company of the corporate action referred to below and its subsequent adoption, also on March 6, 1998, by the majority stockholder of the Company, Chung Hwa Development Holdings Limited (the "Majority Stockholder"). Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these
transactions before they take effect.   The total number of shares of the
Common Stock outstanding on February 27, 1998 is 3,312,500.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The Company, as authorized by the necessary approvals of the board of directors and the Company's Majority Stockholder, has approved the adoption of an amendment (the "Amendment") to the Company's Certificate of Incorporation (the "Certificate") to increase the Company's authorized Common Stock, par value $.01 per share ("Common Stock"), from 5,000,000 shares to 8,000,000 shares. Specifically, the first sentence of the FOURTH Article of the Certificate will be amended to read as follows: The total number of shares of common stock which this corporation is authorized to issue is eight million (8,000,000) shares, par value $.01 per share. The Amendment is scheduled to take place, on or about April 6, 1998, but no earlier than 20 days from the date this information statement is first sent to the Company's stockholders.

PURPOSE OF THE AMENDMENT

     The Amendment was adopted to facilitate the issuance of 2,250,000 shares of Common Stock to the Majority Stockholder in exchange for the transfer to the Company by the Majority Stockholder of all of the outstanding share capital of Justrite Investments Limited ("Justrite"), pursuant to a certain Share Exchange Agreement dated January 23, 1998 (the "Agreement"), by and between the Company and the Majority Stockholder. Prior to the Exchange, as


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contemplated in the Agreement, Justrite is a wholly-owned subsidiary of the
Majority Stockholder.

     Justrite is the parent corporation of Rich City International Packaging Limited ("Rich City"), the Company's supplier of packaging products, which the Company distributes in North America. Rich City distributes its packaging products in other parts of the world, including Europe and Asia. Justrite also owns 100% of Breakspear Limited, a British Virgin Islands company, which in turn holds a 60% interest in a joint venture in the People's Republic of China. Rich City also has interests in two joint ventures in China. The Company believes that the acquisition will enable it to consolidate the manufacture and distribution of its packaging products and to expand its sales into additional territories.

     The Company believes that the Exchange will provide it with direct control over the management team and production facilities in China and access to a greater market share for its packaging products in Europe and Asia, formerly territories of Rich City. There can be no assurance, however, that the Exchange will produce the anticipated results for the Company. In addition, under a certain Assignment and Distribution Agreement, dated September 23, 1997, by and between the Company and Rich City, the Company would have been required to pay to Rich City a royalty in the amount of $2,000,000 by September 23, 1999. Consummation of the Exchange will eliminate the royalty requirement specified in the Assignment and Distribution Agreement.

BACKGROUND

     Prior to November 3, 1997, Rich City owned 1,875,000 shares of the Company's common stock, constituting approximately 57% of the issued and outstanding shares of common stock. On November 3, 1997, Rich City transferred all of its shares in the Company to the Majority Stockholder, making it the Company's direct, rather than indirect, parent corporation. As a result of the Exchange, the Company will become the majority owner of Justrite and the Subsidiaries, including Rich City, its former parent.

THE SHARE EXCHANGE AGREEMENT

     The Agreement provides that the Company is to acquire all of the outstanding capital stock of Justrite in exchange for the issuance to the Majority Stockholder of 2,250,000 shares of the Common Stock, par value $.01
per share.   Under the Agreement, the closing of the Exchange is to take place on March 13, 1998. The Amendment and the issuance of the Common Stock to the Majority Stockholder, however, will take place on or about April 6, 1998, or 20 days from the date of mailing of this Information Statement to the Company's stockholders.

     Under the Agreement, the Exchange is contingent upon the approval by The Stock Exchange of Hong Kong, approval by the shareholders of the Majority Stockholder at an

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extraordinary general meeting, approval by the boards of directors of both the Majority Stockholder and the Company, completion of financial due diligence by the Company with respect to Justrite and the Subsidiaries based upon a review of the financial statements of Justrite and the Subsidiaries by the Company's independent auditors.

     The Agreement contains certain warranties by the Majority Stockholder with respect to Justrite and the Subsidiaries. The Agreement also limits the liability of the Majority Stockholder arising under the Agreement to no more than US$13,500,000. The Agreement also provides for the assumption by the Company of any guarantees and letters of undertaking by the Majority Stockholder for the benefit of Justrite or the Subsidiaries.

     The 2,250,000 shares of Common Stock issuable to the Majority Stockholder under the Agreement have been valued by the Company and the Majority Stockholder at $6.00 per share, as specified in the Agreement, or US$13,500,000 in the aggregate. The Majority Stockholder undertakes, pursuant to the Agreement, that in the event the audited net asset value of Justrite for the year ending March 31, 1998 as reflected in its audited report and financial statements is less than US$4,500,000, the Majority Stockholder with pay to the Company, on a US-dollar for US-dollar basis, the amount of any shortfall.

     The foregoing discussion contains forward-looking statements which are inherently subject to risks and uncertainties.

MATERIAL INCORPORATED BY REFERENCE

     The audited balance sheets of the Company as of March 31, 1997 and 1996 and the related statements of income, shareholders' equity and cash flows for the three years ended March 31, 1997, are incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (the "Annual Report"). The Company's unaudited balance sheets as of June 30, September 30 and December 31, 1997 and the related statements of income, stockholders' equity and cash flows for each of the three month periods ended June 30, September 30 and December 31, 1997, are incorporated herein by reference to the Company's Quarterly Reports on Form 10-Q for the those respective periods.

     Information required pursuant to Item 13(a) of Schedule 14A and specified in Items 302 and 303 of Regulation S-K is hereby incorporated by reference to the Annual Report and each of the Quarterly Reports listed above.


March 6, 1998

                                        By Order of the Board of Directors




                                        CASEY K. TJANG, Secretary